Exhibit (t)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being trustees of Man Alternative Income Fund, hereby constitutes and appoints Lisa Muñoz, Kaitlin Carroll, Anne Choe, and Jonathan Gaines, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, in any and all capacities, to sign a registration statement on Form N-2 of Man Alternative Income Fund, and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 3rd day of September, 2025.

/s/ Samuel J. Thompson	Trustee
Samuel J. Thompson

/s/ Russell A. Emery	Trustee
Russell A. Emery

/s/ Shawn Hessing	Trustee
Shawn Hessing

/s/ Michael J. Crinieri	Trustee
Michael J. Crinieri